King & Spalding LLP
1100 Louisiana
Suite 4100
Houston, TX 77002
www.kslaw.com

June 13, 2025

Weatherford International plc
2000 St. James Place
Houston, Texas 77056
Ladies and Gentlemen:
We have acted as United States counsel to Weatherford International plc, a public limited company incorporated under the laws of Ireland (“Weatherford Ireland”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), and Weatherford International, LLC, a Delaware limited liability company (“Weatherford Delaware” and, together with Weatherford Ireland and Weatherford Bermuda, the “Companies”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Companies with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) ordinary shares of Weatherford Ireland with a nominal value of U.S. $0.001 per share (the “Ordinary Shares”); (ii) options of Weatherford Ireland to purchase Ordinary Shares (the “Options”); (iii) warrants of Weatherford Ireland to purchase Ordinary Shares (the “Warrants”); (iv) debt securities (the “Debt Securities”) issued by any of Weatherford Bermuda and/or Weatherford Delaware (as applicable, the “Issuer”); (v) guarantees of Weatherford Ireland, Weatherford Bermuda and Weatherford Delaware, as the case may be (the “Guarantors”), to be issued in connection with the Debt Securities (the “Guarantees”); (vi) contracts for the purchase and sale of Ordinary Shares (the “Share Purchase Contracts”); (vii) share purchase units of Weatherford Ireland (the “Share Purchase Units”), consisting of a Share Purchase Contract and Debt Securities (which may include Guarantees thereof) or debt obligations of third parties, including U.S. Treasury securities; and (viii) Ordinary Shares that may be issued upon exercise, exchange or conversion of Options, Warrants or Share Purchase Contracts, whichever is applicable. The Ordinary Shares, the Options, the Warrants, the Debt Securities, the Guarantees, the Share Purchase Contracts, and the Share Purchase Units are hereinafter referred to collectively as the “Securities” and the Options, Warrants, the Debt Securities, the Guarantees, the Share Purchase Contracts, and the Share Purchase Units are hereinafter referred to collectively as the “Covered Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act for an indeterminate number of securities and/or aggregate offering price.
The Options will be issued under one or more option agreements (each an “Option Agreement”), between Weatherford Ireland and an option agent to be named therein (“Option Agent”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), between Weatherford Ireland and a warrant agent to be named therein (a “Warrant Agent”). The Debt Securities and any Guarantees thereof will be issued under an Indenture (the “Indenture”), among the Companies and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”). The Share Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”), between Weatherford Ireland and a purchase contract agent to be named therein (the “Purchase Contract Agent”). The Share Purchase Units will be issued pursuant to a unit agreement (each, a “Unit Agreement”), among the issuer party thereto, any guarantors party thereto and a unit agent to be named therein (the “Unit Agent”). The Option Agreements, Warrant Agreements, the Indenture, the Purchase Contract Agreements, and the Unit Agreements are hereinafter referred to collectively as the “Transaction Agreements.”
We have examined the Registration Statement and the form of Indenture, which is being filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Companies.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, countersignature, issuance and delivery of any Options or Warrants, the related Option Agreement or Warrant Agreement will be the valid and legally binding obligation of each Option Agent or Warrant Agent, as applicable, and any other parties thereto (other than Weatherford Ireland); (2) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee and any other parties thereto (other than the Companies); (3) at the time of execution, issuance and delivery of the Share Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent and any other parties thereto (other than Weatherford Ireland); and (4) at the time of execution, countersignature, issuance and delivery of the Share Purchase Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent and any other parties thereto (other than the Companies).
We have assumed further that (1) at the time of execution, countersignature, issuance and delivery by them of any applicable Transaction Agreements and the issuance by them of any Securities, each of the Companies will continue to be validly existing and in good standing under the law of its jurisdiction of organization to the extent their jurisdictions of formation recognize such concepts, (2) at the time of execution, authentication, countersignature, issuance and/or delivery of the Covered Securities, the applicable Transaction Agreements will have been duly authorized, executed and delivered by each Company party thereto in accordance with its organizational documents and the law of its jurisdiction of organization, (3) execution, delivery, issuance and performance by each Company of the Covered Securities and the applicable Transaction Agreements (including any supplements or amendments thereto) do not and will not constitute a breach or violation of its organizational documents or the law of its jurisdiction of organization or any other applicable laws or regulation or any judgement, injunction order or decree, (4) execution, delivery, issuance and performance by each Company of the Covered Securities and the applicable Transaction Agreements do not and will not constitute a breach or violation of, or require any consent to be obtained under, any agreement or instrument that is binding upon any Company, and (5) any Securities issuable upon exercise, exchange or conversion of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such exercise, exchange or conversion.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1.With respect to the Options, assuming (a) the taking of all necessary corporate action by the Board of Directors of Weatherford Ireland, a duly constituted and acting committee of such Board of Directors or duly authorized officers of Weatherford Ireland (such Board of Directors, committee or authorized officers being referred to herein as the “Weatherford Ireland Board”), to approve the issuance and terms of the Options, the terms of the offering thereof and related matters and the execution and delivery of the related Option Agreement and (b) the due execution, countersignature, issuance and delivery of such Options, upon payment or receipt of the consideration for such Option provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Weatherford Ireland Board and otherwise in accordance with the provisions of the applicable Option Agreement and such agreement, such Options will constitute valid and legally binding obligations of Weatherford Ireland, enforceable against Weatherford Ireland in accordance with their terms. The Options covered by the opinion in this paragraph include any Options that may be issued pursuant to the terms of any other Securities.
2.With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Weatherford Ireland Board to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and the execution and delivery of the related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment or receipt of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Weatherford Ireland Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of Weatherford Ireland, enforceable against Weatherford Ireland in accordance with their terms. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued pursuant to the terms of any other Securities.
3.With respect to the Debt Securities, assuming (a) the taking of all necessary corporate or company action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the board of directors, members, board of managers or equivalent governing body of the applicable Issuer, a duly constituted and acting committee of such governing body, or duly authorized officers of such Issuer (such board of directors, members, board of managers or equivalent governing body, committee or authorized officers being referred to herein as the “Issuer Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment or receipt of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by such Issuer Board and otherwise in accordance with the provisions of the Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of such Issuer, enforceable against such Issuer in accordance with their terms.
4.With respect to the Guarantees, assuming (a) the taking of all necessary corporate or company action to approve the issuance and terms of the Guarantees and related matters by the board of directors, members, board of managers or equivalent governing body of such applicable Guarantor, a duly constituted and acting committee of such governing body or duly authorized officers of each applicable Guarantor (such board of directors, members, board of managers or equivalent governing body, committee or authorized officers being referred to herein as the “Guarantor Board”), (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment or receipt of the consideration for such Debt Securities provided for in the applicable definitive purchase, underwriting or similar agreement approved by the applicable Guarantor Board and otherwise in accordance with the provisions of the Indenture and such agreement and (c) the due execution, issuance and delivery of such Guarantees, such Guarantees will constitute valid and legally binding obligations of such Guarantors, enforceable against such Guarantors in accordance with their terms.
5.With respect to the Share Purchase Contracts, assuming (a) the taking of all necessary corporate action by Weatherford Ireland Board to approve the issuance and terms of the Share Purchase Contracts, the terms of the offering thereof and related matters and the execution and delivery of the related Purchase Contract Agreement and (b) the due execution, issuance and delivery of such Share Purchase Contracts, upon payment or receipt of the consideration for such Share Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Weatherford Ireland Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Share Purchase Contracts will constitute valid and legally binding obligations of Weatherford Ireland, enforceable against Weatherford Ireland in accordance with their terms.
6.With respect to the Share Purchase Units, assuming (a) the taking of all necessary corporate or company action by the board of directors, members, board of managers or equivalent governing body of such applicable Company, a duly constituted and acting committee of such governing body or duly authorized officers of each applicable Company (such board of directors, members, board of managers or equivalent governing body, committee or authorized officers being referred to herein as the “Weatherford Entity Board”) to authorize and approve (1) the issuance and terms of the Share Purchase Units, the terms of the offering thereof and related matters, (2) the due execution and delivery of the Purchase Contract Agreement with respect to the Share Purchase Contracts that are a component of the Share Purchase Units and (3) the issuance and terms of the Debt Securities (and any Guarantees thereof) that are a component of the Share Purchase Units and (b) the due execution, authentication, in the case of such Debt Securities (and the Guarantees thereof), issuance and delivery of (1) the Share Purchase Units, (2) such Share Purchase Contracts and (3) such Debt Securities (and the Guarantees thereof), in each case upon the payment or receipt of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by each applicable Weatherford Entity Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Share Purchase Contracts, and the Indenture, in the case of Debt Securities, such Share Purchase Units will constitute valid and legally binding obligations of the applicable Company, enforceable against Weatherford Ireland in accordance with their terms.
Our opinions set forth in paragraphs 1 through 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal laws of the United States, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Companies in connection with the matters addressed herein.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.
In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ King & Spalding LLP
KING & SPALDING LLP
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